Share Transfer Agreement

Signing Place: Yanta District of Xi’an City

Party A:
Niu Hongling (ID No.: 110101611201356)
Contribution: RMB 4 million	Proportion: 40%

Wang Qifu (ID No.: 610102541011311)
Contribution: RMB 1.5 million	Proportion: 15%

Wang Jianping (ID No.: 612129570821041)
Contribution: RMB 1.5 million	Proportion: 15%

Zhang Wei (ID No.: 610113197608182133)
Contribution: RMB 1 million	Proportion: 10%

Cui Youming (ID No.: 6101045408100443)
Contribution: RMB 1 million	Proportion: 10%

Yuan Ye (ID No.: 211402781124021)
Contribution: RMB 1 million	Proportion: 10%

The above six persons are whole shareholders of Huludao Wonder Fruit Co., Ltd., (hereinafter refers to “Wonder Fruit”) holding totaling 100% shares of Wonder Fruit.

Party B: Shaanxi Hede Venture Capital Management Co., Ltd.
Legal Representative: Xue Yongke   Title: Managing Director
Address: 4th floor, Tongxinge, Xietong Building, No.12, Gaoxin 2nd Road, Xi’an

To the share transfer, both parties, according with the consultation between them, agree that:

Article One: Share Transfer
Party A agrees to transfer to Party B, and Party B agrees to accept, 100% shares of Wonder Fruit held by Party A.

Article Two: Transfer Price, Time of Payment, and Term of Payment
1.	The total price for this share transfer is forty-eight million two hundred and fifty thousand (including loan with amount of RMB 18.25 million from Wonder Fruit to Party A)
2.
Party B pays to Party A transfer payment of RMB 10 million within seven business day from the effective date of this agreement. Party B pays again RMB 20 million before September of 2007. The reminder will be fully paid before March, 2008. Term of payment is by transfer payment.

Article three: Rights and Obligations
After this share transfer is consummated, Party B has the rights of shareholders of Wonder Fruit and bears the corresponding obligations.

Article Four: Guarantee
1.
Party A guarantees that housing, land, machine and equipment (including the case for corresponding mortgage to outsiders with no guarantee for them) provided to Party B by it, shareholder’s contribution and registered capital in account book are true and effective, information of asset and liability and others are true, accurate and complete. And there are no withdrawal of, transfer of, or false contribution, no omit or false statement.

2.	Party B guarantee to pay in full the share transfer payment under this agreement on time.
3.
Party A should cooperate Party B to keep good relationship with banks, department of industry and commerce, tax and other governmental authorities and other authorities that relate to share handover, thus to be beneficial for the normal operation of Wonder Fruit.

Article Five: Default Liability
Since this agreement formally becomes effective, both parties should actively fulfill obligations related to share transfer agreed under the agreement. Any action of violating the provisions of this agreement related to share transfer and articles on guarantee should constitute default. The defaulting party should bear corresponding default liability and indemnify a default fine, which equals to 30% of share transfer amount under this agreement.

Article Six: Resolving Dispute
The signatories should resolve all disputes occurring as fulfilling this agreement or related to this agreement through friendly negotiation. If negotiation is unable to resolve, litigate to the jurisdiction of the People’s Court, which is located in the place where the agreement is signed.

Article seven: Signature, Effectiveness and Miscellaneous
1.	This agreement is effective since both parties signed this agreement and the Exhibits to it.
2.
If the signed documents or correspondence by both Party A and Party B prior to the date this agreement is signed and related to this agreement is inconsistent with this agreement, then, the provisions of this agreement should be the final ones.

3.	For the reason of force majeure and the change of State’s law and policy, which result in the disability of share transfer’s normal implementation, both parties should not bear default liability.
4.	Others not stated herein should be resolved through consultation between both signatories. A supplementary agreement can be signed after consistently consulted.
5.	There are one form and two copies of this agreement, and each party hold one.

Party A (Signature):	Niu Hongling	Wang Qifu	Wang Jianping	Yuan Ye	Cui Youming	Zhang Wei

Party B (Sealed):	Shaanxi Hede	Venture Capital Management Co., Ltd.

Legal Representative (Signature):	Xue Yongke

May 31, 2007